Exhibit (j)(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information constituting part of Post-Effective Amendment No. 56 to the Registration Statement on Form N-1A of Fidelity Advisor Series VIII: Fidelity Advisor Diversified International Fund, Fidelity Advisor Global Equity Fund, Fidelity Advisor Japan Fund, Fidelity Advisor Latin America Fund, and Fidelity Advisor Overseas Fund of our reports dated December 8, 1999 and Fidelity Advisor Emerging Asia Fund of our report dated December 16, 1999 on the financial statements and financial highlights included in the Annual Reports to Shareholders of Fidelity Advisor Diversified International Fund, Fidelity Advisor Global Equity Fund, Fidelity Advisor Japan Fund, Fidelity Advisor Latin America Fund, Fidelity Advisor Overseas Fund, and Fidelity Advisor Emerging Asia Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information.

 /s/PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP

Boston, Massachusetts
December 21, 1999